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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 333-________ and related Prospectus of BOK Financial Corporation for the registration of 2,371,809 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of BOK Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP


Tulsa, Oklahoma
July 2, 1999